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                                                                    EXHIBIT 5.1

                [Letterhead of Krugman Chapnick & Grimshaw LLP)



                                                May 22, 1997

Electronic Retailing Systems
 International, Inc.
372 Danbury Road
Wilton, Connecticut 06897

Dear Sirs:

        We have acted as counsel for Electronic Retailing Systems International, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-2 (No. 333-21879) (the "Registration Statement") filed under the Securities Act of 1933 with respect to: (i) the sale by selling security holders of up to 147,312 warrants (the "Warrants") to purchase an aggregate of 2,538,258 shares (the "Warrant Shares") of the Company's common stock, $.01 par value (the "Common Stock"), issued by the Company pursuant to a warrant agreement dated as of January 24, 1997 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), and (ii) the issuance of the shares of Common Stock upon exercise of the Warrants.

        In connection with the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                (ii)    The Warrants have been duly and validly authorized and,


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        assuming issuance thereof and payment therefor in accordance with resolutions duly adopted by the Board of Directors of the Company and the terms of the Warrant Agreement, are duly and validly issued and constitute valid and binding obligations of the Company entitled to the benefits provided in the Warrant Agreement; and

                (iii) The Warrant Shares initially exercisable upon the exercise of Warrants have been duly and validly authorized and reserved for issuance upon such exercise and, when issued upon such exercise in accordance with the terms of the Warrants and the Warrant Agreement and at the purchase price therein provided for, will be duly and validly issued, fully paid and non-assessable;

        This opinion is not rendered with respect to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

        We express no opinion herein as to the applicability or effect of (i) any bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

        Notwithstanding any other matter set forth herein, we express no opinion herein with respect to or under the Investment Company Act of 1940 or any "blue sky" or state securities laws, or any rules and regulations thereunder, or the effects of any such provision.

        To the extent that matters of fact are involved in the conclusions expressed in the opinions set forth above, such opinions are based upon certificates and statements of public officials and of officers of the Company, without independent investigation by us. In rendering the foregoing opinions, we have also assumed the genuineness of all signatures on documents not signed in our presence, the authenticity of all documents submitted to us as originals, the conformity with the originals submitted to us as copies, and the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                        Very truly yours,

                                        Krugman Chapnick & Grimshaw LLP